EXHIBIT 10.39

FIRST AMENDMENT

to

AMENDED AND RESTATED MANAGEMENT AND OPERATIONS AGREEMENT

among

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

and THE ROCKHILL COMPANIES

This First Amendment (“First Amendment”) to the Amended and Restated Management and Operations Agreement among State Auto Property & Casualty Insurance Company (“State Auto P&C”), State Automobile Mutual Insurance Company (“Mutual”) and the Rockhill Companies (the “Rockhill Management Agreement”) is made by and among State Auto P&C, Mutual, Rockhill Insurance Company, Plaza Insurance Company, American Compensation Insurance Company, Bloomington Compensation Insurance Company, Rockhill Holding Company, National Environmental Coverage Corporation of the South, LLC, National Environmental Coverage Corporation, RTW, Inc., Rockhill Insurance Services, LLC, and Rockhill Underwriting Management, LLC. This First Amendment shall be effective and operative as set forth in Section 5 of this First Amendment.

Background Information

With this First Amendment, the parties intend to allow the Rockhill Companies to pay claims and expenses on behalf of the parties to the Rockhill Management Agreement, which payments will be allocated to and timely reimbursed by the party that issued the policy under which the payment was made.

In response to a recommendation from the Independent Committee of the Board of Directors of each of Mutual and State Auto Financial Corporation, the Boards of Directors of all the parties hereto have approved this First Amendment.

Statement of Agreement

In consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the parties to this First Amendment agree to amend the Rockhill Management Agreement as follows:

1.

Capitalized terms used in this First Amendment (including the Background Information) which are not otherwise defined herein shall have the meanings ascribed to such terms in the Rockhill Management Agreement.

2.	Upon the Effective Date, the following sentence is added as the second sentence of Section 5. Services Provided by Rockhill Companies:

“Claims and other expenses incurred by Rockhill Companies while performing these services shall be allocated to the appropriate member of the group and the Rockhill Companies shall be reimbursed for such claims and other expenses in accordance with paragraph 8 herein.”

3.	Upon the Effective Date, the following sentences are added to the end of the first paragraph under Section 7. Apportionment of Expenses:

“Expenses shall be apportioned in accordance with SSAP No, 70, Allocation of Expenses, The books, accounts, and records shall be so maintained as to clearly and accurately disclose the nature and details of the transactions including such accounting information as is necessary to support the expenses apportioned to the respective parties.”

4.	Upon the Effective Date, the following sentence is added as a new last paragraph under Section 7. Apportionment of Expenses:

“Expenses incurred by the Rockhill Companies for certain unique services shall be borne solely by the State Auto Company to whose operations the expenses are related.”

5.

This First Amendment shall be effective as of 12:01 a.m. Columbus, Ohio time, on January 1, 2013 (the “Effective Date”). Notwithstanding the foregoing, this First Amendment shall only become operative when approved, or deemed approved, by all insurance regulators whose approval is necessary to implement the terms of the Rockhill Management Agreement, as amended by this First Amendment. If this First Amendment is not approved as described in this section, this First Amendment shall be deemed null and void and shall not become operative to amend the Rockhill Management Agreement in any manner whatsoever.

6.

This document is an amendment to the Rockhill Management Agreement. In the event of any inconsistencies between the provisions of the Rockhill Management Agreement and this First Amendment, the provisions of this First Amendment shall control. Except as expressly amended hereby, the Rockhill Management Agreement shall continue in full force and effect without change for the balance of the term thereof.

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY
STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY
ROCKHILL INSURANCE COMPANY
PLAZA INSURANCE COMPANY
AMERICAN COMPENSATION INSURANCE COMPANY
BLOOMINGTON COMPENSATION INSURANCE COMPANY
ROCKHILL HOLDING COMPANY
NATIONAL ENVIRONMENTAL COVERAGE CORPORATION
RTW, INC.

By:	/s/ Robert P. Restrepo, Jr.
Robert P. Restrepo, Jr., President

NATIONAL ENVIRONMENTAL COVERAGE CORPORATION OF
THE SOUTH, LLC
ROCKHILL INSURANCE SERVICES, LLC
ROCKHILL UNDERWRITING MANAGEMENT, LLC

By:	/s/ James A. Yano
James A. Yano, Vice President, Rockhill Holding Company